UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant   ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

    J.CREW GROUP, INC.

(Name of Registrant as Specified in its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date Filed:

As previously disclosed by J.Crew Group, Inc. (the “Company”), seven purported class action complaints were filed in the Supreme Court of the State of New York (the “New York Actions”), in connection with the previously announced Agreement and Plan of Merger (as amended on January 18, 2011, the “Merger Agreement”), dated as of November 23, 2010, among the Company, Chinos Holdings, Inc., a Delaware corporation (“Parent”), and Chinos Acquisition Corporation, a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Parent (each of Parent and Merger Sub are beneficially owned by affiliates of TPG Capital, L.P. (“TPG”) and Leonard Green & Partners, L.P. (“Leonard Green”)). The Company also previously disclosed that on January 13, 2011, the court in the New York Actions ruled that those cases will be stayed indefinitely in favor of shareholder litigation proceeding in Delaware. On February 17, 2011, the plaintiffs in the New York Actions presented to the Supreme Court of the State of New York an Order to Show Cause seeking to vacate the stay of the New York Actions, consolidate all of the New York Actions, enjoin the shareholder vote to adopt the Merger Agreement scheduled for March 1, 2011, and direct a hearing on the plaintiffs’ claims. At a hearing on February 24, 2011, the New York court denied the plaintiffs’ request to enjoin the shareholder vote, and denied the plaintiffs’ request to lift the stay of proceedings except to order the seven cases consolidated and appoint the plaintiffs’ agreed-upon lead plaintiff structure. The cases otherwise remain stayed.

Forward-Looking Statements:

Certain statements herein are forward-looking statements. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending or preferences in apparel, our ability to compete with other retailers, the parties’ ability to consummate the proposed transaction on the contemplated timeline, the performance of the Company’s products within the prevailing retail environment, our strategy and expansion plans, systems upgrades, reliance on key personnel, trade restrictions, political or financial instability in countries where the Company’s goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company’s Form 10-K and in all filings with the Securities and Exchange Commission made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It:

In connection with the proposed transaction, the Company has filed with the Securities and Exchange Commission and mailed to its security holders a definitive proxy statement. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED OR FURNISHED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE DEFINITIVE PROXY STATEMENT, BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed or furnished to the Securities and Exchange Commission by the Company at the Securities and Exchange Commission’s website at http://www.sec.gov or at the Company’s website at http://www.jcrew.com and then clicking on the “Investor Relations” link and then the “SEC Filings” link. The definitive proxy statement and other relevant materials may also be obtained for free from J.Crew Group, Inc. by directing such request to J.Crew Group, Inc., 770 Broadway, New York, New York 10003; or (212) 209-2500. The contents of the websites referenced above are not deemed to be incorporated by reference into the definitive proxy statement.

Participants in Solicitation:

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of the Company’s participants in the solicitation is set forth in J.Crew Group, Inc.’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the definitive proxy statement relating to the proposed transaction. Each of these documents is available free of charge at the Securities and Exchange Commission’s website at www.sec.gov and from the Company at http://www.jcrew.com, and then clicking on the “Investor Relations” link and then the “SEC Filings” link or by directing such request to J.Crew Group, Inc., 770 Broadway, New York, New York 10003; or (212) 209-2500.